BOARD OBSERVER AGREEMENT
This agreement (“Agreement”) is made effective as of November 15, 2021, by INTERNATIONAL GAME TECHNOLOGY PLC (company number 09127533), a public limited company incorporated under the laws of England and Wales (the “Company”), and DE AGOSTINI S.P.A., a società per azioni organized under the laws of Italy (the “Shareholder”).
WHEREAS, the Company desires to provide the Shareholder with certain observation rights regarding the Company’s board of directors (the “Board”) as further described, and subject to the terms and conditions set forth, herein.
NOW, THEREFORE, the parties agree as follows:
1.Observer Rights.
1.1The Company grants to the Shareholder the option and right to appoint a representative reasonably acceptable to the Company (the “Observer”) to attend Board meetings (including telephonic or videoconference meetings and meetings held in executive session) of the Board in a non-voting, observer capacity; provided that any such representative shall have executed and delivered to the Company a copy of the Acknowledgement and Agreement to be Bound in the form attached hereto as Exhibit A (the “Acknowledgement”). In no event shall the Observer (i) be deemed to be a member of the Board; (ii) without limitation of the obligations expressly set forth in this Agreement or the Acknowledgement, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its shareholders (aside from those set forth herein); or (iii) have the right to propose or offer any motions or resolutions to the Board. The presence of the Observer shall not be required for purposes of establishing a quorum. The Observer is permitted to attend any general meeting of the Company as a representative of the Shareholder with advance written notice to the Company.
1.2The Company will provide to the Observer copies of all notices, minutes, consents and other materials (including, for the avoidance of doubt, correspondence) that it provides to Board members (collectively, “Board Materials”), including any draft versions, any written resolutions, and all exhibits and annexes to any such materials, at the same time and in the same manner as such information is delivered to the Board members. For the avoidance of doubt, any failure to (i) provide notice of any meetings of the Board or committees thereof, or (ii) provide Board Materials to the Observer, shall not invalidate any proceedings or actions taken by the Board, such matters being governed by the articles of association of the Company and English law. The Company makes no express or implied warranty or representation concerning its Board Materials, Confidential Information (as defined in Section 4.2) or other information supplied to the Observer, including but not limited to the accuracy or completeness of such information.
1.3Notwithstanding anything herein to the contrary, the Company may exclude the Observer from access to any Board Materials, meeting or portion thereof if the Board concludes, acting in good faith, that (i) such exclusion is reasonably necessary to preserve the attorney-client or work product privilege between the Company or its affiliates and its counsel (provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to preserve such privilege); (ii) such Board Materials or discussion relates to the Company’s or its affiliates’ relationship, contractual or otherwise, with the

Shareholder or its affiliates or any actual or potential transactions between or involving the Company or its affiliates and the Shareholder or its affiliates; or (iii) such exclusion is necessary to avoid a conflict of interest or disclosure that is restricted by any agreement to which the Company or any of its affiliates is a party or otherwise bound. In addition, if the Observer has knowledge of a conflict of interest, or a potential conflict of interest, between the Shareholder or the Observer or their affiliates and the Company or its affiliates, he shall inform the Board or secretary of the Company, as appropriate, prior to any Board discussion of such matter on becoming aware of such conflict or potential conflict.
2.No compensation or expenses.
The Company shall not reimburse the Shareholder or the Observer for any expenses incurred in connection with the Observer’s attendance at Board meetings. For the avoidance of doubt, the Company shall not compensate the Shareholder or the Observer for that Observer’s role.
3.Compliance with Policies.
Unless otherwise set forth herein, the Shareholder agrees that the Observer shall be subject to the requirements of all Company policies applicable to directors and which are capable of applying to the Observer in his role as such, including but not limited to the Company’s Securities Trading Policy and Related Person Transactions Policy as if the Observer were a director of the Company.
4.Confidential Information.
4.1To the extent that any information obtained by the Observer is Confidential Information (as defined below), the Shareholder shall, and shall cause the Observer to, treat any such Confidential Information as confidential in accordance with the terms and conditions set out in this Section 4.
4.2As used in this Agreement, “Confidential Information” means any and all information or data relating to or in connection with the respective businesses and affairs of the Company or its affiliates, whether in verbal, visual, written, electronic or other form (including all Board Material that is non-public information), together with all information discerned from, based on or relating to any of the foregoing which may be prepared or created by the Observer, the Shareholder or any of its affiliates, or any of their respective directors, officers, employees, agents or advisors (each, a “Representative”); provided, however, that “Confidential Information” shall not include information that:
(a)is or becomes generally available to the public other than as a result of disclosure of such information by the Shareholder, any of its affiliates, any of their Representatives, or the Observer;
(b)is independently developed by the Shareholder, any of its affiliates, any of their Representatives, or the Observer without use of Confidential Information provided by the Company or by any Representative thereof;
(c)becomes available to the recipient of such information at any time on a non-confidential basis from a third party that is not prohibited from disclosing such information to the Shareholder or any of its affiliates, any of their respective

Representatives, or the Observer by any contractual, legal or fiduciary obligation to the Company; or
(d)was known by the Shareholder, any of its affiliates, or the Observer prior to receipt from the Company or from any Representative thereof, other than to the extent such information became known as a result of a breach of any contractual (including this Agreement), legal or fiduciary obligation to the Company or to any third party.
4.3The Shareholder shall, and shall cause the Observer to (a) retain all Confidential Information in strict confidence; (b) not release or disclose Confidential Information in any manner to any other person (other than disclosures to the Shareholder, its affiliates or to any of its or their Representatives who (i) have a need to know such information; and (ii) are informed of its confidential nature); and (c) use the Confidential Information solely in connection with (i) the Shareholder’s and Observer’s rights hereunder; or (ii) monitoring, reviewing and analyzing the Shareholder’s investment in the Company and not for any other purpose; provided, however, that the foregoing shall not apply to the extent the Shareholder, its affiliates, any of its or their Representatives or the Observer is compelled to disclose Confidential Information by judicial or administrative process, pursuant to the advice of its counsel, or by requirements of law; provided, further, however, that, if legally permissible, prior written notice of such disclosure shall be given to the Company as soon as reasonably practicable so that the Company may take action, at its expense, to prevent such disclosure and any such disclosure is limited only to that portion of the Confidential Information which such person is compelled to disclose.
4.4The Shareholder, on behalf of itself and the Observer, acknowledges that the Confidential Information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. None of the Shareholder, any of its affiliates, their Representatives or the Observer shall, by virtue of the Company’s disclosure of, or such person’s use of any Confidential Information, acquire any rights with respect thereto, all of which rights (including intellectual property rights) shall remain exclusively with the Company. The Shareholder shall be responsible for any breach of this Section 4 by the Observer, any of its affiliates, or its or their Representatives.
4.5The Shareholder agrees that, upon the request of the Company, it will (and will cause the Observer, its affiliates and its and their Representatives to) promptly (a) return or destroy, at the Company’s option, all physical materials containing or consisting of Confidential Information and all hard copies thereof in their possession or control; and (b) destroy all electronically stored Confidential Information in their possession or control; provided, however, that each of the Shareholder, its affiliates, and its and their Representatives may retain, subject to prior written notice to the Company, any electronic or written copies of Confidential Information as may be (i) stored on its electronic records or storage system resulting from automated back-up systems; (ii) required by law, other regulatory requirements, or internal document retention policies; or (iii) contained in board presentations or minutes of board meetings of the Shareholder or its affiliates; provided, further, however, that any such retained Confidential Information shall remain subject to this Section 4.
5.Notices.
5.1Notices are to be delivered in writing, in the case of the Company, to:

International Game Technology PLC
Attention: Corporate Secretary
Second Floor, Marble Arch House
66 Seymour Street
London, W1H 5BT
United Kingdom
Email: CorporateSecretary@igt.com
and in the case of the Shareholder, to:
De Agostini S.p.A.
Attention: General Counsel
via G. da Verrazano 15
28100 Novara
Italy
Email: mariagrazia.uglietti@deagostini.com
or to such other address as may be given by each party from time to time under this Section 5. Notices shall be deemed properly given upon personal delivery or the day following deposit by overnight carrier or at the time of trasmission if sent by email.
6.Miscellaneous Provisions.
6.1Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties regarding the matters set out in this Agreement.
6.2Waiver; Amendment. No provision of this Agreement may be amended, modified or waived, except in a writing signed by the parties hereto. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be construed as a waiver or deprive such party of the right to thereafter insist on strict adherence to that term or any other term of this Agreement.
6.3Assignment. This Agreement may not be assigned by the Shareholder.
6.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law.
6.5Headings. The section headings in this Agreement have been inserted as a matter of convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

6.6Counterparts. This Agreement may be executed in any number of counterparts (including electronically), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
7.Remedies.
The Company, on the one hand, and the Shareholder, on the other hand, each acknowledge and agree that monetary damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party shall have the right to seek immediate injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies that may be available to the non-breaching party at law or in equity.
8.Governing law and jurisdiction.
This Agreement is governed by and shall be construed in accordance with the laws of England. Non-contractual obligations (if any) arising out of or in connection with this Agreement (including its formation) shall also be governed by the laws of England. The parties submit to the exclusive jurisdiction of the courts of England as regards any claim, dispute or matter (whether contractual or non-contractual) arising out of or in connection with this Agreement or any of the documents to be entered into pursuant to this Agreement (including their formation).
9.Termination.
This Agreement shall expire following the meeting of the Board at which the financial results for the third quarter of 2023 are reviewed (the “Expiration Date”). This Agreement shall be of no further force and effect prior to the Expiration Date: (a) if terminated by either the Company or the Shareholder at any time with at least one month’s prior written notice to the other party; or (b) upon any failure of the Shareholder and its affiliates/permitted transferees in the aggregate to hold at least 30% of the ordinary shares of the Company on a fully diluted basis (as adjusted for any ordinary share splits, dividends, recapitalizations or similar transaction) or in the event of a breach of Section 4 of this Agreement; provided, that Sections 2, 4, 7, and 8 shall survive any such termination or expiration.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed on the date first written above.

EXECUTED as a deed by                )
INTERNATIONAL GAME TECHNOLOGY PLC    )

/s/ James F. McCann
------------------------------------------    Signature of Director
James F. McCann
------------------------------------------    Name of Director

in the presence of:
/s/ Patricia K. Altadonna
-----------------------------------------    Signature of witness
Patricia K. Altadonna
-----------------------------------------    Name of witness
85 Glen Drive
Ridge, NY 11961
-----------------------------------------    Address of witness
-----------------------------------------
Admin. Assist.
-----------------------------------------    Occupation of witness

EXECUTED as a deed by                )
DE AGOSTINI S.P.A.                    )

/s/ Marco Drago
------------------------------------------    Signature of Director
Marco Drago
------------------------------------------    Name of Director

in the presence of:

/s/ Marta Rotino
-----------------------------------------    Signature of witness
Marta Rotino
-----------------------------------------    Name of witness

C.So XXIII Marzo 1849 No. 7
28100 Novara, Italy
-----------------------------------------    Address of witness
Head of Corporate Affairs
De Agostini S.p.A.
-----------------------------------------    Occupation of witness

EXHIBIT A
ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND
This Acknowledgement and Agreement to be Bound (“Acknowledgement”) is given on November 15, 2021 by the undersigned as a representative designated by De Agostini S.p.A. (the “Shareholder”) to act as the Observer pursuant to that certain Board Observer Agreement by and between INTERNATIONAL GAME TECHNOLOGY PLC (the “Company”) and the Shareholder dated November 15, 2021 (the “Agreement”). Capitalized terms used, but not defined, herein have the meanings ascribed thereto in the Agreement.

1.By his execution of this Acknowledgement, the undersigned acknowledges and agrees:
9.1That he has received and reviewed a copy of the Agreement and that his execution of this Acknowledgement is a condition precedent to his appointment as the Observer under the Agreement.
9.2That he shall be subject to the requirements of all Company policies applicable to directors and which are capable of applying to the Observer in his role as such, including but not limited to the Company’s Securities Trading Policy and Related Person Transactions Policy as if he himself were a director.
9.3To treat any Confidential Information obtained by him or his affliates from the Company (or any Representative thereof) in accordance with Section 4 of the Agreement.
9.4That if he has knowledge of a conflict of interest, or a potential conflict of interest, between the Shareholder or the Observer or their affiliates and the Company or its affiliates, he shall inform the Board or secretary of the Company, as appropriate, prior to any Board discussion of such matter on becoming aware of such conflict or potential conflict.
9.5That either the Shareholder or the undersigned may terminate the undersigned's appointment as the Observer at any time, with or without cause. If the undersigned ceases to serve as the Observer or loses his status as an Observer, he shall (a) no longer be entitled to exercise any rights afforded to the Observer under Section 1 of the Agreement; and (b) as promptly as practicable (but in any event not later than three business days thereafter) deliver all physical materials containing or consisting of Confidential Information in his possession or control to the Shareholder, or, in the event that the Company makes such request, to the Company.
2.Upon the written request of the Company or the Shareholder, the undersigned will promptly execute and deliver any and all further instruments and documents and take such further action as such requesting party, acting reasonably, deems necessary to effect the purposes of this Acknowledgement.
3.No provision of this Acknowledgement may be amended, modified or waived, except in writing signed by the undersigned, the Company, and the Shareholder. The invalidity or unenforceability of any provision of this Acknowledgement shall not affect the validity or enforceability of any other provision, and if any restriction in this Acknowledgement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. This Acknowledgement may be executed in any number of counterparts (including electronically), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
4.The undersigned acknowledges and agrees that monetary damages would not be a sufficient remedy for any breach (or threatened breach) of the Agreement by him and that, in the event of any breach or threatened breach hereof, (a) the Company shall have the right to immediate injunctive and other equitable relief, without proof of actual damages; (b) he will not plead in defense thereto that there would be an adequate remedy at law, and (c) he agrees to waive any applicable right or requirement that a bond be posted by the Company. Such remedies will not be the exclusive remedies for a breach of the Agreement, but will be in addition to all other remedies that may be available to the Company at law or in equity.
5.Section 8 (Governing law and jurisdiction) of the Agreement shall be applicable to this Acknowledgement, and the undersigned hereby agrees to be bound thereby, as if set forth herein.
6.If any notice, request, demand or other communication is given to the undersigned under this Acknowledgement, it shall be given to him at his address set forth on the signature page hereto or such other address as the undersigned shall have provided in writing to the Company and the Shareholder in accordance with Section 5 of the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Acknowledgement as a deed on the date first above written.

EXECUTED as a deed by                )
PAOLO CERETTI                    )

/s/ Paolo Ceretti
------------------------------------------    Signature
via G. da Verrazano 15
28100 Novara
Italy

in the presence of:

/s/ Marta Rotino
-----------------------------------------    Signature of witness
Marta Rotino
-----------------------------------------    Name of witness
C.So XXIII Marzo 1849 No. 7
28100 Novara, Italy
-----------------------------------------    Address of witness
Head of Corporate Affairs
De Agostini S.p.A.
-----------------------------------------    Occupation of witness

ACKNOWLEDGED AND ACCEPTED as of this November 15, 2021

For and on behalf of INTERNATIONAL GAME TECHNOLOGY PLC
/s/ James F. McCann _____________________ (signature) Name: James F. McCann Title: Vice Chairman/Lead Independent Director
For and on behalf of DE AGOSTINI S.P.A.
/s/ Marco Drago _____________________ (signature) Name: Marco Drago Title: Chairman